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                                 [EXHIBIT 23.5]

                                     CONSENT


        We have issued our report dated February 15, 1997 accompanying the consolidated financial statements of Geneva Rock Products, Inc. contained in the Registration Statement on Form S-4 of Clyde Companies, Inc. and the Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and the Proxy Statement/Prospectus and to the use of our name as it appears in the Registration Statement and the Proxy Statement/Prospectus.


                                            /s/ Squire & Co.
                                            -----------------------
                                                Squire & Co.



Orem, Utah
May 12, 1998